Exhibit 10.18

BARCLAYS CAPITAL

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Tel +44 (0)20 7623 2323

To: ARAMARK IRELAND HOLDINGS LIMITED (the Company)

c/o Christopher S. Holland

ARAMARK Corporation

ARAMARK Tower

1101 Market Street

Philadelphia, PA 19107

USA

22 September, 2004

Dear Sirs,

£150,000,000 credit agreement (the “Agreement”) dated 21st June, 2004 for (among others) the Company with Barclays Bank PLC as facility agent (the “Facility Agent”)

1.	Background

(a)	This letter is supplemental to and amends the Agreement.

(b)	Pursuant to clause 29 (Amendments and waivers) of the Agreement, the Majority Lenders have consented to the amendments to the Agreement contemplated by this letter. Accordingly, we are authorised to execute this letter on behalf of the Finance Parties.

2.	Interpretation

(a)	Capitalised terms defined in the Agreement have the same meaning when used in this letter, except as otherwise defined in this letter.

(b)	The provisions of clause 1.2 (Construction) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement in clause 1.2 (Construction) are to be construed as references to this letter.

(c)	Effective Date means the date on which the Facility Agent receives a copy of this letter countersigned on behalf of the Company or such other date as the Company and the Facility Agent agree.

3.	Amendments

The Agreement will be amended from the Effective Date as follows:

(a)	The following words shall be inserted in paragraph (a) in Clause 23.6 (Insolvency) after the word “insolvent”:

Barclays Capital - the Investment banking division of Barclays Bank PLC. Registered in England 1026167.

Registered office 54 Lombard Street, London EC3P 3AH. Authorized and regulated by the Financial Services Authority and a member of the London Stock Exchange.

“or, with respect to ARAMARK Holdings GmbH & Co. KG and ARAMARK GmbH, to the extent such entities are Borrowers, over-indebted (Überschuldung) as defined in the German Insolvency Code (Insolvenzordnung)”;

(b)	The following words shall be inserted in paragraph (b) in Clause 23.6 (Insolvency) after the word “due”:

“or with respect to ARAMARK Holdings GmbH & Co. KG and ARAMARK GmbH, to the extent such entities are Borrowers, it is imminent that such Borrower will be unable to pay its debts as they fall due (drohende Zahlungsunfähigkeit) as defined in the German Insolvency Code (Insolvenzordnung)”;

(c)	The following words shall be inserted after paragraph (f) as a new paragraph (g) of Clause 23.6 (Insolvency):

“with respect to ARAMARK Holdings GmbH & Co. KG and ARAMARK GmbH, to the extent such entities are Borrowers, a competent court takes action as set out in Section 21 of the German Insolvenzordnung”

(d)	The following words shall be inserted at the end of paragraph 2 in Part 2 of Schedule 2 under the heading Additional Obligors:

“which shall include:

(i)	in the case of an Additional Obligor incorporated in Germany, a certified excerpt from the commercial register (Handelsregister),:

(A)	in respect of such Additional Obligor; and

(B)	in the case of an Additional Obligor which is a partnership incorporated in Germany, in respect of the partner which executes an Accession Agreement on behalf of such Additional Obligor,

in each case, dated not more than 15 days prior to the Accession Agreement;

(ii)	in the case of an Additional Obligor which is a stock corporation (AG or KGaA) or a limited liability company (GmbH) incorporated in Germany, a certified copy of its articles of association (Satzung); and

(iii)	in the case of an Additional Obligor which is a partnership incorporated in Germany, a certified copy of its partnership agreement (Gesellschaftsvertrag) and a copy of the articles of association (Satzung) of the partner which executes the Accession Agreement on behalf of such Additional Obligor.”

4.	Representations

The Company confirms to each Finance Party that on the date of this letter and on the Effective Date the Repeating Representations:

(a)	are true; and

(b)	would also be true if references to the Agreement are construed as references to the Agreement as amended by this letter.

Each Repeating Representation is applied to the circumstances existing at the time the Repeating Representation is made.

5.	Miscellaneous

(a)	This letter is a Finance Document.

(b)	Subject to the terms of this letter, the Agreement will remain in full force and effect and the Agreement and this letter will be read and construed as one document.

6.	Governing law

This letter is governed by English law.

/s/ Craig Evans
For
BARCLAYS BANK PLC
as Facility Agent

We agree with the terms of this letter.

/s/ John Benjamin
For
ARAMARK IRELAND HOLDINGS LIMITED
as the Company

[SIGNATURE PAGE TO AMENDMENT LETTER]

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